Exhibit 4.12

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF

THE SECURITIES EXCHANGE ACT OF 1934

DESCRIPTION OF COMMON STOCK

The following is a brief summary of the material terms of the common stock, $0.0001 par value per share, of Ready Capital Corporation (“Company,” “we,” “us” or “our”), registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This summary description is not meant to be complete. The particular terms of any security are subject to and qualified in their entirety by reference to Maryland law and our charter and bylaws, copies of which have been filed by us with the Securities and Exchange Commission.

Shares of Common Stock

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share, of which 140 shares have been designated as 12.5% Series A Cumulative Non-Voting Preferred Stock.  As of December 31, 2019, we had no shares of preferred stock outstanding.  Our charter authorizes our board of directors (our “Board”) to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval.  Under Maryland law, our stockholders are not generally liable for our debts or obligations.

All outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.  Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board and declared by us, and the holders of outstanding shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

The outstanding shares of common stock were issued by us and do not represent any interest in or obligation of Waterfall Asset Management, LLC (our “Manager”) or any of its affiliates.

Holders of shares of our common stock have no preference, conversion, exchange, redemption or sinking fund rights, have no preemptive rights to subscribe for any securities of our Company and have no appraisal rights unless our Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.  Subject to the provisions of our charter regarding the restrictions relating to the ownership and transfer of our stock, and to the rights of any outstanding shares of our preferred stock, shares of our common stock will have equal dividend, liquidation and other rights.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power.  A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter.  Our charter provides that these actions (other than amendments to the provisions of our charter related to the vote required to remove a director and the restrictions relating to the ownership and transfer of our stock and the vote required to amend these provisions, which must be declared advisable by our Board and approved by at least two-thirds of all of the votes entitled to be cast on the amendment) must be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our Board to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights or dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares.

Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to the express terms of any class or series of our stock outstanding at the time, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.  Our Board may take these actions without common stockholder approval unless common stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Therefore, our Board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our Board to approve amendments to our charter without common stockholder approval to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize the issuance of such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.  The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Although our Board does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which we made an election to be taxed as a REIT) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we make an election to be taxed as a REIT).

To assist us in complying with such limitations on the concentration of ownership, among other purposes, our charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock (or the common share ownership limit), or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the aggregate share ownership limit).  We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “purported transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in us failing to qualify as a REIT.  As a condition of its waiver, our Board may, but is not required to, require an opinion of counsel or the Internal Revenue Service (the “IRS”) ruling satisfactory to the Board with respect to its qualification as a REIT.

In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, our Board may from time to time increase or decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer individuals could beneficially own in the aggregate, more than 49.9% in value of the shares then outstanding or our Company would be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT.  A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•             any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our Company being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause our Company to fail to qualify as a REIT; and

•             any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the foregoing restrictions relating to transferability and ownership must immediately give written notice to our Company or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice and provide our Company with such other information as our Company may request in order to determine the effect of such transfer on our qualification as a REIT.  The foregoing provisions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares.  In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Board or in our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause our Company to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by our Company and the intended transferee will acquire no rights in such shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or excepted holder limit or our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the purported transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee of the charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer.  We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee.  We have the right to accept such offer until the trustee of the charitable trust has sold the shares of our stock held in the trust pursuant to the clauses discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee of the charitable trust must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions relating to the ownership and transfer of our stock.  After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the purported transferee an amount equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.  Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon.  In addition, if, prior to discovery by our Company that shares of stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount will be paid to the trustee upon demand.  The purported transferee has no rights in the shares held by the trustee.

The trustee of the charitable trust will be designated by our Company and will be unaffiliated with our Company and with any purported transferee.  Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by our Company with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust.  These rights will be exercised for the exclusive benefit of the beneficiary of the trust.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.  Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•             to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•             to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if our Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our Board determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions relating to the ownership and transfer of our stock or that a person intends or has attempted to acquire beneficial or constructive ownership of stock in violation of such restrictions (whether or not such violation is intended), our Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing our Company to redeem the shares of stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give our Company written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held.  Each such owner must provide our Company with such additional information as our Company may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit.  In addition, each stockholder must provide our Company with such information as our Company may request in good faith in order to determine its qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions relating to ownership and transfer will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC acts as our transfer agent and registrar for our shares of common stock and operating partnership units.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our Board but may not be less than the minimum number required by the MGCL (which is one) and not more than 15.  Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our Board.  Accordingly, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.  This provision, when coupled with the exclusive power of our Board to fill vacancies on our Board, precludes stockholders from (i) removing incumbent directors except upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.  A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  Our Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.  Pursuant to the statute, our Board has by resolution exempted business combinations (i) between us and our affiliates and (ii) between us and any other person, provided that such business combination is first approved by our Board (including a majority of our directors who are not affiliates or associates of such person).  Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above.  As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our Company with the supermajority vote requirements and other provisions of the statute.

If our Board opted back in to the business combination statute or failed to first approve a business combination, the business combination statute may discourage others from trying to acquire control of our Company and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by holders entitled to vote generally in the election of directors, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation.  “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power.  Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.  A “control share acquisition” means the acquisition directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•             a classified board;

•             a two-thirds vote requirement for removing a director;

•             a requirement that the number of directors be fixed only by vote of the directors;

•             a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•             a majority requirement for the calling of a stockholder requested special meeting of stockholders.

Pursuant to our charter and bylaws, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred.  Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the Board, with or without cause, (ii) vest in the Board the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the Board, our chief executive officer and president or the Board, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting of stockholders.  We currently do not have a classified board.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our Board.  The chairman of our Board, our chief executive officer and president or our Board may call a special meeting of our stockholders.  Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of the stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.  Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Bylaws

Our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting.  Nominations of individuals for election to our Board may be made only (i) by or at the direction of our Board or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals.  Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to our Company or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.  Our charter contains such a provision which eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires (unless our charter provides otherwise, which our charter does not) indemnification of a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits indemnification of our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•             the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (1) committed in bad faith or (2) the result of active and deliberate dishonesty;

•             the director or officer actually received an improper personal benefit in money, property or services; or

•             in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case, a court orders indemnification and then only for expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•             a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•             a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•             any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•             any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF THE NOTES

The following description is a summary of the material provisions of the our 7.00% convertible senior note due 2023 (the “Convertible Notes”), our 6.50% senior notes due 2021 (the “2021 Notes”), our 6.20% senior notes due 2026 (the “6.20% 2026 Notes”) and our 5.75% senior notes due 2026 (the “5.75% 2026 Notes), and together with the Convertible Notes, the 2021 Notes and the 6.20% 2026 Notes, the “Notes”) and (solely as it applies to the Notes) the indenture, dated as of August 9, 2017, as amended by a third supplemental indenture, dated as of February 26, 2019 (the “base indenture”), between us and U.S. Bank National Association, as trustee, as supplemented (i) in the case of the Convertible Notes, by a first supplemental indenture, dated as of August 9, 2017, as amended by amendment No. 1, dated as of February 26, 2019 (the “first supplemental indenture”), (ii) in the case of the 2021 Notes, by a second supplemental indenture, dated as of April 27, 2018, as amended by amendment No. 1, dated as of February 26, 2019 (the “second supplemental indenture”), (iii) in the case of the 6.20% 2026 Notes, by a fourth supplemental indenture, dated as of July 22, 2019 (the “fourth supplemental indenture”) and (iv) in the case of 5.75% 2026 Notes, by a fifth supplemental indenture, dated as of February 10, 2021 (the “fifth supplemental indenture”) and does not purport to be complete. The base indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, the third supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture is referred to herein as the “indenture.” The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. The Convertible Notes, the 2021 Notes, the 6.20% 2026 Notes and the 5.75% 2026 Notes are listed and trade on the New York Stock Exchange under the symbols “RCA,” “RCP,” “RCB” and “RCC” respectively.

This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. For purposes of this description, references to “Ready Capital Corporation,” “we,” “our” and “us” refer only to Ready Capital Corporation and not to its subsidiaries.

THE CONVERTIBLE NOTES

General

The Convertible Notes:

•             are our senior unsecured obligations and rank equal in right of payment to our other senior and unsubordinated indebtedness as described under “—Ranking”;

•             are initially limited to an aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriters’ overallotment option is exercised in full);

•             bear cash interest at a rate of 7.00% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2017, to holders of record at the close of business on the preceding February 1, May 1, August 1 and November 1, respectively;

•             are subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes”), at a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•             are subject to redemption at our option, in whole or from time to time in part, on or after August 15, 2021, as described below under “—Optional Redemption,” if the last reported sale price of our common stock has been at least 120% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•             will mature on August 15, 2023, unless earlier converted, repurchased or redeemed;

•             are issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof; and

•             are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, the Convertible Notes may be converted at a conversion rate initially equal to 1.4997 shares of common stock per $25.00 principal amount of notes (equivalent to a conversion price of approximately $16.67 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “—Conversion Rights— Conversion Rate Adjustments” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.”

Upon conversion of a Convertible Note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Conversion Rights—Settlement Upon Conversion.” Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.”

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption,” the indenture does not contain any covenants or other provisions designed to afford holders of the Convertible Notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue additional Convertible Notes under the indenture with the same terms and with the same CUSIP number as the Convertible Notes in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the Convertible Notes for U.S. federal income tax purposes. We may also from time to time repurchase Convertible Notes in open market purchases or negotiated transactions without giving prior notice to holders. Any Convertible Notes purchased by us will be retired and no longer outstanding under the indenture.

The Convertible Notes do not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term “Convertible Notes” in this description to refer to each $25.00 principal amount of Convertible Notes. We use the term “common stock” to refer to our common stock, par value $0.0001 per share. References in this section to a “holder” or “holders” of Convertible Notes that are held through the Depositary Trust Corporation (“DTC”) are references to owners of beneficial interests in such Convertible Notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the Convertible Notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such Convertible Notes for all purposes.

Payments on the Convertible Notes; Paying Agent and Registrar; Transfer and Exchange

We pay principal of and interest on the Convertible Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We pay principal of any certificated Convertible Notes at the office or agency designated by us for that purpose. We pay interest on any certificated Convertible Note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2,000,0000 aggregate principal amount of certificated Convertible Notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in Saint Paul, Minnesota as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of Convertible Notes in global form may transfer its Convertible Notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated Convertible Notes may transfer or exchange Convertible Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Convertible Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any Convertible Note surrendered for conversion or repurchase upon a fundamental change or redemption.

Interest

The Convertible Notes bear cash interest at a rate of 7.00% per year until maturity. Interest on the Convertible Notes accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, August 9, 2017 (the scheduled date of original issuance). Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2017 (each such date referred to herein as an interest payment date).

Interest is paid to the person in whose name a Convertible Note is registered at the close of business on the February 1, May 1, August 1 and November 1, as the case may be, immediately preceding the relevant interest payment date (each such date referred to herein as record date). Interest on the Convertible Notes are computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date, the redemption date or any fundamental change purchase date of a Convertible Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest hereby include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The Convertible Notes:

•             are senior unsecured obligations of Ready Capital Corporation;

•             are not guaranteed by any of our subsidiaries, except to the extent described under “Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries”;

•             rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness; and

•             are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness; and

•             are structurally subordinated to all existing and future indebtedness, other liabilities (including trade payables) and preferred stock of our subsidiaries that do not guarantee the Convertible Notes and to any of our existing and future indebtedness that may be guaranteed by such subsidiaries to the extent of any such guarantees.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Convertible Notes or to make any funds available to us for payment on the Convertible Notes, whether by dividends, loans or other payments, except that we contributed the net proceeds from the offering of Convertible Notes to Sutherland Partners, LP (the “Operating Partnership”) in exchange for the issuance by the Operating Partnership of a senior unsecured note (the “Convertible Note Mirror Note”) with terms that are substantially equivalent to the terms of the Convertible Notes. As a result, the Operating Partnership is obligated to pay us amounts due and payable under the Convertible Note Mirror Note, which rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings

We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secures obligations under any indebtedness of Ready Capital Corporation (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the Convertible Notes and any guarantee of the Convertible Notes are equally and ratably secured with the obligations secured by such other lien.

Any lien created for the benefit of the holders pursuant to the preceding paragraph may provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the Convertible Notes.

Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries

We will not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than (1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranks equal in right of payment with the Convertible Note Mirror Note that was issued to Ready Capital Corporation in connection with the offering of Convertible Notes, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25.0 million and (b) 5.0% of our total stockholders’ equity) or (4) intercompany loans or other indebtedness where the borrower and lender are both our subsidiaries, provided that if a future subsidiary guarantor of the Convertible Notes is the obligor on any such intercompany indebtedness which is owed to a subsidiary which is not a guarantor of the Convertible Notes, the intercompany indebtedness will be expressly subordinated in right of payment to the note guarantee, unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness, such subsidiary executes and delivers a supplemental indenture providing for a guarantee of the obligations under Convertible Notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.

We may elect, in our sole discretion, to cause any subsidiary that is not otherwise required to be a guarantor to become a guarantor. The guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.

A guarantor will be released from its obligations under its guarantee upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the Convertible Notes.

Ownership Limit

Subject to certain exceptions, our charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or of the outstanding shares of our capital stock in order to assist us in qualifying as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the notes, no holder of Convertible Notes will be entitled to receive common stock following conversion of such Convertible Notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit described above.

Any attempted exchange of Convertible Notes that would result in the issuance of our common shares in excess of such ownership limits in the absence of such an exemption shall be void to the extent of the number of shares that would cause such violation, and the related notes or portion thereof shall be returned to the holder as promptly as practical. We will not have any further obligation to the holder with respect to such voided exchange and such Convertible Notes will be treated as if they have not been submitted for exchange.

Optional Redemption

We may not redeem the Convertible Notes prior to August 15, 2021. On or after August 15, 2021, we may redeem for cash all or any portion of the Convertible Notes, at our option, if the last reported sale price of our common stock has been at least 120% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 30 nor more than 60 calendar days’ notice before the redemption date to each holder of the Convertible Notes, and the redemption price will be equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date, and the redemption price will be equal to 100% of the principal amount of the Convertible Notes to be redeemed). The redemption date must be a business day.

If you surrender your Convertible Notes for conversion following the date we deliver a redemption notice and prior to the related redemption date, interest will continue to accrue until the date on which we deliver the conversion consideration in respect of any Convertible Notes that you convert, and will be payable to you together with the conversion consideration under the circumstances described under “—Conversion Rights— General” below.

If we decide to redeem fewer than all of the outstanding Convertible Notes, the Convertible Notes shall be selected to be redeemed (in principal amounts of $25.00 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of global notes, and by lot, in the case of certificated Convertible Notes.

If a portion of your Convertible Note is selected for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any Convertible Note so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Note being redeemed in part.

No Convertible Notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding February 15, 2023, the Convertible Notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition,” “—Conversion Upon Notice of Redemption,” and “—Conversion Upon Specified Corporate Events.” On or after February 15, 2023, holders may convert each of their Convertible Notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The conversion rate for the Convertible Notes initially equaled 1.4997 shares of common stock per $25.00 principal amount of Convertible Notes (equivalent to a conversion price of approximately $16.67 per share of common stock). Upon conversion of a Convertible Note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement Upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a “daily conversion value” (as defined below) calculated on a proportionate basis for each trading day in a 30 trading-day “cash settlement averaging period” (as defined below), all as set forth under “—Settlement Upon Conversion.” If we elect to satisfy our conversion obligation solely in shares, we will deliver to the converting holder a number of shares of common stock equal to the product of (1) the aggregate principal amount of Convertible Notes to be converted, divided by $25.00, and (2) the conversion rate, all as set forth under “—Settlement Upon Conversion.” The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price” and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its Convertible Notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $25.00 or an integral multiple of $25.00 in excess thereof.

If a holder of Convertible Notes has submitted notes for purchase upon a fundamental change, the holder may convert those Convertible Notes only if that holder first withdraws its purchase notice. If we call Convertible Notes for redemption, a holder of Convertible Notes may convert all or any portion of its notes called for redemption only until 5:00 p.m., New York City time, on the business day immediately preceding the redemption date.

Upon conversion, except as described below, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our payment or delivery, as the case may be, to you of the cash, shares of our common stock or combination of cash and shares of our common stock, together with any cash payment for any fractional share, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•             the principal amount of the Convertible Note; and

•             accrued and unpaid interest, if any, on the Convertible Note, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a Convertible Note, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if Convertible Notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such Convertible Notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such Convertible Notes on the corresponding interest payment date notwithstanding the conversion. Convertible Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Convertible Notes so converted; provided that no such payment need be made:

•             for conversions following the record date immediately preceding the maturity date;

•             if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•             if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•             to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Convertible Note.

Following the date on which we deliver a notice of redemption as described under “—General—Optional Redemption”, if you surrender your Convertible Notes for conversion prior to the redemption date, interest will continue to accrue until the date on which we deliver the conversion consideration in respect of any Convertible Notes that you convert, and will be payable to you together with the conversion consideration (without duplication of any interest you are otherwise entitled to by virtue of being the holder of record of the Convertible Notes on an applicable record date).

If a holder converts Convertible Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their Convertible Notes for conversion, only under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding February 15, 2023, holders may surrender their Convertible Notes for conversion during any fiscal quarter commencing after September 30, 2017 (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 120% of the applicable conversion price for the Convertible Notes on each applicable trading day.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the- counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include the underwriter. Any such determination will be conclusive absent manifest error.

“Trading day” means a scheduled trading day on which (i) trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, “trading day” means a “business day.”

“Market disruption event” means, if our common stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding February 15, 2023, a holder of Convertible Notes may surrender all or a portion of its Convertible Notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the “trading price” per $25.00 principal amount of Convertible Notes, as determined following a request by a holder of Convertible Notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

The “trading price” of the Convertible Notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $1.0 million principal amount of the Convertible Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include the underwriter; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $1.0 million principal amount of the Convertible Notes from a nationally recognized securities dealer, then the trading price per $25.00 principal amount of Convertible Notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, the trading price per $25.00 principal amount of the Convertible Notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we or it fails to do so. We will be the initial bid solicitation agent.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price of the Convertible Notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a Convertible Note provides us with reasonable evidence that the trading price per $25.00 principal amount of Convertible Notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $25.00 principal amount of the Convertible Notes beginning on the next trading day and on each successive trading day until the trading price per $25.00 principal amount of Convertible Notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders of the Convertible Notes and the trustee. If, at any time after the trading price condition has been met, the trading price per $25.00 principal amount of Convertible Notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders of the Convertible Notes and the trustee.

Conversion Upon Notice of Redemption

If we call any or all of the Convertible Notes for redemption, holders may convert all or any portion of their Convertible Notes at any time prior to the close of business on the trading day prior to the redemption date, even if the Convertible Notes are not otherwise convertible at such time. After that time, the right to convert such Convertible Notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of Convertible Notes may convert all or any portion of its Convertible Notes until the business day immediately preceding the date on which the redemption price has been paid or duly provided for.

Conversion Upon Specified Corporate Events

Certain Distributions

If we elect to:

•             issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

•             distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;

we must notify the holders of the Convertible Notes at least 40 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their Convertible Notes for conversion at any time during the period beginning on the 35th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the Convertible Notes are not otherwise convertible at such time. A holder may not convert any of its Convertible Notes based on this conversion contingency if we provide that holders of the Convertible Notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the Convertible Notes, in the relevant transaction described above without having to convert their Convertible Notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of Convertible Notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes a “make-whole fundamental change” (as defined under “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption”) occurs or (ii) we are a party to (a) a consolidation, merger, binding share exchange, pursuant to which our common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the Convertible Notes may be surrendered for conversion at any time from or after the date which is 35 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 30th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

•             as promptly as practicable following the date we publicly announce such transaction but in no event less than 40 scheduled trading days prior to the anticipated effective date of such transaction; or

•             if we do not have knowledge of such transaction at least 40 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After February 15, 2023

On or after February 15, 2023, a holder may convert any of its Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global Convertible Note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global Convertible Note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the Convertible Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated Convertible Note, to convert you must:

•             complete and manually sign the conversion notice on the back of the Convertible Note, or a facsimile of the conversion notice;

•             deliver the conversion notice, which is irrevocable, and the Convertible Note to the conversion agent;

•             if required, furnish appropriate endorsements and transfer documents;

•             if required, pay all transfer or similar taxes; and

•             if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.”

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes” with respect to a Convertible Note, the holder may not surrender that Convertible Note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder’s Convertible Note is not subject to such fundamental change purchase notice.

Settlement Upon Conversion

Upon conversion, we may choose to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, as described below.

All conversions of Convertible Notes during the period beginning on the 30th scheduled trading day prior to the maturity date and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date (the “final conversion period”) will be settled in the same relative proportions of cash and/or shares of our common stock, which we refer to as the “settlement method.” If we have not delivered a notice of our election of settlement method prior to the final conversion period we will be deemed to have elected combination settlement with the specified dollar amount (as defined below) of $25.00 as described below.

Prior to final conversion period, we will use the same settlement method for all conversions of Convertible Notes occurring on any given conversion date. Except for any conversions that occur during the final conversion period, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates.

In other words, prior to the final conversion period we may choose on one conversion date with respect to the Convertible Notes to settle conversions in shares of our common stock only, and choose on another conversion date to settle in cash, shares of our common stock or a combination of cash and shares of our common stock. With respect to any conversion prior to the final conversion period, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the close of business on the second trading day immediately following the related conversion date. If we do not inform holders of our election by the close of business on the second trading day immediately following the conversion date, we will be deemed to have elected combination settlement with the specified dollar amount of $25.00, as described in the third bullet point below.

Settlement amounts will be computed as follows:

•             if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver to the converting holder a number of shares of our common stock equal to (1) (i) the aggregate principal amount of Convertible Notes to be converted divided by (ii) $25.00, multiplied by (2) the applicable conversion rate on the date the converting holder becomes a record owner of common stock;

•             if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $25.00 principal amount of Convertible Notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related cash settlement averaging period; and

•             if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our common stock, we will deliver to the converting holder in respect of each $25.00 principal amount of Convertible Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related cash settlement averaging period.

The “daily settlement amount,” for each of the 30 consecutive trading days during the cash settlement averaging period, will consist of:

•             cash equal to the lesser of (i) a dollar amount per Convertible Note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 30 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•             to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our common stock for such trading day.

“Daily conversion value” means, with respect to any Convertible Note as to which cash settlement or combination settlement is applicable, for each of the 30 consecutive trading days during the cash settlement averaging period, one-thirtieth (1/30th) of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

“Daily VWAP” means, with respect to any Convertible Note as to which cash settlement or combination settlement is applicable, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Cash settlement averaging period” means, with respect to any Convertible Note as to which cash settlement or combination settlement is applicable, the 30 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date, except that “cash settlement averaging period” means, (1) with respect to any conversion date occurring during the final conversion period, the 30 consecutive trading-day period beginning on, and including, the 32nd scheduled trading day prior to the maturity date, and (2) with respect to any conversion date for Convertible Notes that have been called for redemption occurring on or after the date of our issuance of a redemption notice and prior to the related redemption date, the 30 consecutive trading-day period beginning on, and including, the 32nd scheduled trading day prior to the redemption date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock then trades or is quoted and there is no market disruption event.

For the purposes of determining amounts due upon conversion only, “market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means any day that is scheduled to be a trading day.

We generally will deliver the conversion consideration in respect of any Convertible Notes that you convert by the second trading day immediately following the last trading day of the cash settlement averaging period. However:

•             if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver the conversion consideration due in respect of conversion on the second trading day immediately following the relevant conversion date; and

•             if prior to the conversion date for any converted Convertible Notes our common stock has been replaced by reference property (as defined under “—Recapitalizations, Reclassifications and Changes of Our Common Stock” below) consisting solely of cash pursuant to the provisions described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the conversion consideration due in respect of conversion on the second trading day immediately following the relevant conversion date.

Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our common stock resulting from that adjustment on the second trading day after the earliest trading day on which such calculation can be made.

We will not issue fractional shares of our common stock upon conversion of Convertible Notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (if we elect to satisfy our conversion obligation solely in shares of our common stock) or based on the daily VWAP of our common stock on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

Each conversion will be deemed to have been effected as to any Convertible Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be deliverable upon such conversion will be treated as the holder of record of such shares as of the close of business on such conversion date (in the case of physical settlement) or the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Convertible Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the Convertible Notes, in any of the transactions described below without having to convert their Convertible Notes as if they held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Convertible Notes held by such holder.

(1)          If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all outstanding shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0                                  =            the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1                                  =            the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0                                   =           the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1                                   =           the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)          If we issue to all or substantially all holders of our outstanding common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0                                  =            the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1                                  =            the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0                                  =            the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X                           =           the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y                           =           the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) and for purposes of the provisions set forth above under “—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3)          If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our outstanding common stock, excluding:

•             dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•             dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•             spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

where,

CR0                                  =            the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1                                  =            the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0                                   =            the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV                    =            the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Convertible Note shall receive, in respect of each $25.00 principal amount of Convertible Notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex- dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0                                  =            the conversion rate in effect immediately prior to the close of business on last day of the valuation period;

CR1                                  =            the conversion rate in effect immediately after the close of business on the last day of the valuation period;

FMV0                             =            the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten (10) consecutive trading-day period after, and including, the effective date of the spin-off (the “valuation period”); and

MP0                                  =            the average of the last reported sale prices of our common stock over the valuation period.

If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spinoff, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.

(4)          any cash dividend or distribution is made to all or substantially all holders of our common stock that, together will all prior dividends or distributions paid during the calendar quarter in which the ex-dividend date for such dividend or distribution occurs (such calendar quarter, the “dividend period”), exceeds $0.37 per share, the conversion rate will be increased based on the following formula:

where,

CR0                                  =            the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1                                  =            the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0                                    =           the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

T                           =           $0.37 (the “DTA”); provided, however, that the DTA with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were paid to all or substantially all holders of our common stock during the applicable dividend period prior to such payment and provided further that if the result of such reduction is a negative number, the DTA shall be deemed to be zero; and

C                           =           the amount in cash per share that we distribute to holders of our common stock in such dividend or distribution.

The DTA is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this clause (4).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Convertible Note shall receive, for each $25.00 principal amount of Convertible Notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)          If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

where,

CR0                                  =            the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1                                  =            the conversion rate in effect immediately after the close of business on the expiration date;

AC                        =           the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0                                   =           the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1                                   =           the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1                                    =           the average of the last reported sale prices of our common stock over the ten (10) consecutive trading-day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.

Notwithstanding anything to the contrary herein with respect to converted Convertible Notes as to which cash or combination settlement is applicable, if a holder converts a Convertible Note and the daily settlement amount for any trading day during the cash settlement averaging period applicable to such Convertible Note:

•             is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

•             includes any shares of our common stock that, but for this provision, would entitle their holder to participate in such event;

then, although we will otherwise treat such holder as the holder of record of such shares of our common stock on the last trading day of such cash settlement averaging period, we will not permit such holder to participate in such event on account of such shares of our common stock.

In addition, if a holder converts a Convertible Note to which cash or combination settlement is applicable and:

•             the record date, effective date or expiration date for any event that requires an adjustment to the conversion rate under any of clauses (1) through (5) above occurs:

•             on or after the first trading day of such cash settlement averaging period; and

•             on or prior to the last trading day of such cash settlement averaging period; and

•             the daily settlement amount for any trading day in such cash settlement averaging period that occurs on or prior to such record date, effective date or expiration date:

•             includes shares of the common stock that do not entitle their holder to participate in such event; and

•             is calculated based on a conversion rate that is not adjusted on account of such event;

then, on account of such conversion, we will, on such record date, effective date or expiration date, treat such holder, as a result of having converted such Convertible Notes, as though it were the record holder of a number of shares of common stock equal to the total number of shares of common stock that:

•             are deliverable as part of the daily settlement amount:

•             for a trading day in such cash settlement averaging period that occurs on or prior to such record date, effective date or expiration date; and

•             is calculated based on a conversion rate that is not adjusted for such event; and

•             if not for this provision, would not entitle such holder to participate in such event.

In addition, and notwithstanding the foregoing, with respect to any Convertible Notes as to which physical settlement is applicable, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its Convertible Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described above under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder.  Instead, such holder will be treated as if such holder were the record owners of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

To the extent permitted by applicable law, we are permitted to increase the conversion rate of the Convertible Notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see “Supplemental U.S. Federal Income Tax Considerations.”

We do not currently have a rights plan in effect. If you convert a Convertible Note, to the extent that we have a rights plan in effect, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan unless the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation (and not at the time of issuance of the rights) as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•             on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•             upon the issuance or acquisition by us of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•             upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, officer, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•             upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Convertible Notes were first issued;

•             for a change in the par value of the common stock;

•             for accrued and unpaid interest, if any; or

•             for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

In addition, notwithstanding anything to the contrary herein, except on and after the first trading day of any cash settlement averaging period with respect to a Convertible Note and on or prior to the last trading day of such cash settlement averaging period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, (ii) if we call the Convertible Notes for redemption, (iii) the first trading day of any cash settlement averaging period and (iv) if we elect to satisfy our conversion obligation solely in shares of our common stock, upon any conversion of Convertible Notes. In addition, we shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of our common stock a holder would have held on a given day had it converted its Convertible Notes.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•             any recapitalization, reclassification or change of our outstanding common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Conversion Rights—Conversion Rate Adjustments”);

•             any consolidation, merger or combination involving us;

•             any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•             any statutory share exchange;

and, in each case, as a result of which our outstanding shares of common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $25.00 principal amount of Convertible Notes based on a number of shares of common stock equal to the conversion rate will be changed into a right to convert such principal amount of Convertible Notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as described above under “—Conversion Rights—Settlement Upon Conversion,” and (ii)(x) any amount payable in cash upon conversion of the Convertible Notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the Convertible Notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our outstanding common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the Convertible Notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof over a span of multiple days (including during a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption

If (i) an event occurs that (A) is a fundamental change (as defined below and determined after giving effect to any exceptions or exclusions to such definition) or (B) would be a fundamental change, but for the exclusion in section (i) of clause (2) of the definition thereof (any such event, a “make-whole fundamental change”) or (ii) we give a notice of redemption with respect to any or all of the Convertible Notes as provided for under “—General—Optional Redemption” and a holder elects to convert its Convertible Notes in connection with such make-whole fundamental change or such notice of redemption, we will, under certain circumstances, increase the conversion rate for the Convertible Notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the additional shares, as described below. A conversion of Convertible Notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the Convertible Notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make- whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change. A conversion of Convertible Notes will be deemed for these purposes to be “in connection with” a redemption notice if the notice of conversion of the Convertible Notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the business day immediately preceding the redemption date.

Upon surrender of Convertible Notes for conversion in connection with a make-whole fundamental change or redemption notice, we will, at our option, satisfy our conversion obligation by delivering or paying, as the case may be, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) as described under “—Settlement Upon Conversion.” Notwithstanding anything to the contrary herein, if the consideration paid for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of Convertible Notes following the effective date of such make-whole fundamental change, the settlement amount will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the settlement amount will be determined and paid to holders in cash on the second business day following the conversion date. Otherwise, we will settle any conversion of Convertible Notes following the effective date of a make-whole fundamental change as described above under “—Conversion Rights—Settlement Upon Conversion.” We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the date of the redemption notice, in each case which we refer to as the effective date, and the stock price, which shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or notice of redemption; provided, however, that if the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be deemed to be the cash amount paid per share.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Convertible Notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its Convertible Notes in connection with a make-whole fundamental change or notice of redemption having the stock price and effective date set forth below:

	Stock Price
Effective Date	$14.75	$15.00	$15.50	$16.00	$16.50	$16.67	$17.00	$17.50	$18.00	$19.00	$20.00
August 9, 2017	0.1952	0.1772	0.1441	0.1150	0.0897	0.0819	0.0679	0.0496	0.0344	0.0131	0.0025
August 15, 2018	0.1952	0.1772	0.1441	0.1145	0.0884	0.0804	0.0662	0.0477	0.0326	0.0118	0.0020
August 15, 2019	0.1952	0.1772	0.1441	0.1139	0.0872	0.0791	0.0646	0.0459	0.0308	0.0105	0.0015
August 15, 2020	0.1952	0.1772	0.1441	0.1120	0.0845	0.0762	0.0615	0.0427	0.0279	0.0087	0.0010
August 15, 2021	0.1952	0.1772	0.1405	0.1068	0.0785	0.0701	0.0553	0.0369	0.0227	0.0058	0.0004
August 15, 2022	0.1952	0.1742	0.1314	0.0953	0.0657	0.0571	0.0426	0.0253	0.0134	0.0019	0.0000
August 15, 2023	0.1952	0.1670	0.1132	0.0628	0.0155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•             if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•             if the stock price is greater than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•             if the stock price is less than $14.75 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 1.6949 shares of common stock per $25.00 principal amount of Convertible Notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “— Conversion Rights—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your Convertible Notes, or any portion thereof such that the principal amount that remains outstanding of each Convertible Note that is not purchased in full equals $25.00 or an integral multiple of $25.00 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the Convertible Notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the Convertible Notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. Any Convertible Notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the Convertible Notes are originally issued if any of the following occurs:

(1)            any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than us, our subsidiaries or entities controlled by our Manager, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors;

(2)            the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which the outstanding common stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into shares of common stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our subsidiaries, on a consolidated basis, to another person (other than any of our subsidiaries);

(3)            “continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;

(4)            our stockholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

(5)            our common stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests that are traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the Convertible Notes become convertible into or by reference to such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of “—Conversion Rights—Settlement Upon Conversion”), such event shall not be a fundamental change.

“Continuing director” means a director who either was a member of our board of directors on August 3, 2017 or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for election as a director, and whose election is recommended by our board of directors.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Convertible Notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•             the events causing a fundamental change;

•             the date of the fundamental change;

•             the last date on which a holder may exercise the purchase right;

•             the fundamental change purchase price;

•             the fundamental change purchase date;

•             if applicable, the name and address of the paying agent and the conversion agent;

•             if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•             if applicable, that the Convertible Notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•             the procedures that holders must follow to require us to purchase their Convertible Notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the Convertible Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Convertible Notes duly completed, to the paying agent if the Convertible Notes are certificated. If the Convertible Notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global Convertible Notes. Your purchase notice must state:

•             if certificated, the certificate numbers of your Convertible Notes to be delivered for purchase;

•             the portion of the principal amount of Convertible Notes to be purchased, which must be such that the principal amount that remains outstanding of each Convertible Note that is not to be purchased in full equals $25.00 or an integral multiple of $25.00 in excess thereof; and

•             that the Convertible Notes are to be purchased by us pursuant to the applicable provisions of the Convertible Notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•             the principal amount of the withdrawn Convertible Notes;

•             if certificated Convertible Notes have been issued, the certificate numbers of the withdrawn Convertible Notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•             the principal amount, if any, of each Convertible Note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $25.00 or an integral multiple of $25.00 in excess thereof.

We will be required to purchase the Convertible Notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the Convertible Notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the Convertible Notes on the fundamental change purchase date, then:

•             the Convertible Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Convertible Notes is made or whether or not the Convertible Notes are delivered to the paying agent); and

•             all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon delivery or transfer of the Convertible Notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•             comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•             file a Schedule TO or any other required schedule under the Exchange Act; and

•             comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price. No Convertible Notes may be purchased at the option of holders upon a fundamental change if the principal amount of the Convertible Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such Convertible Notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the Convertible Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Convertible Notes to require us to purchase its Convertible Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the Convertible Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and to this Offering—We may not have the ability to raise funds necessary to settle conversions of the Convertible Notes or to purchase the Convertible Notes upon a fundamental change.” If we fail to purchase the Convertible Notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the Convertible Notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the Convertible Notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the Convertible Notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the Convertible Notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the Convertible Notes:

(1)            default in any payment of interest on any Convertible Note when due and payable, and the default continues for a period of thirty (30)   days;

(2)            default in the payment of principal of any Convertible Note (including the fundamental change purchase price or the redemption price) when due and payable on the maturity date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)            failure by us to comply with our obligation to convert the Convertible Notes into the amount of cash or the combination of cash and shares of common stock, if any, in accordance with the indenture upon exercise of a holder’s conversion right and that failure continues for five (5) business days;

(4)            failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets” above;

(5)            failure by us to issue a notice in accordance with the provisions of “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes” or “—Conversion Rights—Conversion Upon Specified Corporate Events” above when due;

(6)            failure by us for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the Convertible Notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the Convertible Notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the Convertible Notes), which notice shall state that it is a “Notice of Default” under the indenture;

(7)            failure by us or any subsidiary to pay beyond any applicable grace period, or the acceleration of, indebtedness of ours or any of our subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time);

(8)            a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or our subsidiaries (other than securitization entities), which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)            certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of us.

If an event of default other than an event of default arising under clause (9) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding

Convertible Notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Convertible Notes to be due and payable. In addition, upon an event of default arising under clause (9) above with respect to us, 100% of the principal of and accrued and unpaid interest on the Convertible Notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the Convertible Notes will be due and payable immediately.

The holders of a majority in principal amount of the outstanding Convertible Notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Convertible Notes) all past defaults (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the Convertible Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Convertible Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default in respect of the Convertible Notes relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Convertible Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Convertible Notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the Convertible Notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Convertible Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the Convertible Notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of Convertible Notes in the event of the occurrence of any other event of default. If we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Convertible Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of the Convertible Notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the Convertible Notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Convertible Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price with respect to, its Convertible Notes when due, or the right to receive payment or delivery of the consideration due upon conversion of its Convertible Notes, no holder of Convertible Notes may pursue any remedy with respect to the indenture or the Convertible Notes unless:

(1)            such holder has previously given the trustee notice that an event of default is continuing;

(2)            holders of at least 25% in principal amount of then outstanding Convertible Notes have requested the trustee to pursue the remedy;

(3)            such holders have offered the trustee indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)            the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5)            the holders of a majority in principal amount of the outstanding Convertible Notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price with respect to, and the amount of cash or the combination of cash and shares of common stock, if any, as the case may be, due upon conversion of its Convertible Notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding Convertible Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the Convertible Notes.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

If a default occurs and is continuing and is actually known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any Convertible Note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Convertible Notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the indenture or the Convertible Notes may be amended, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the principal amount of the Convertible Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Convertible Notes). However, without the consent of each holder of a then outstanding Convertible Note affected, no amendment may, among other things:

(1)            reduce the percentage in aggregate principal amount of Convertible Notes outstanding necessary to waive any past default or event of default;

(2)            reduce the rate of interest on any Convertible Note or change the time for payment of interest on any Convertible Note;

(3)            reduce the principal of any Convertible Note or the amount payable upon redemption of any Convertible Note or change the maturity date of any Convertible Note;

(4)            change the place or currency of payment on any Convertible Note;

(5)            make any change that impairs or adversely affects the conversion rights of any Convertible Notes;

(6)            reduce the fundamental change purchase price of any Convertible Note or amend or modify in any manner adverse to the rights of the holders of the Convertible Notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)            impair the right of any holder to receive payment of principal of and interest, if any, on, its Convertible Notes, or the right to receive the amounts in cash and/or shares of our common stock, if any, due upon conversion of its Convertible Notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s Convertible Notes;

(8)            modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the Convertible Notes; or

(9)            make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions if such change is adverse to the rights of the holders of the Convertible Notes.

Without the consent of any holder of the Convertible Notes, we and the trustee may amend the indenture or the Convertible Notes:

(1)            to conform the terms of the indenture or the Convertible Notes to the description thereof in the applicable preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the Convertible Notes;

(2)            to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

(3)            to add guarantees with respect to the Convertible Notes and to remove guarantees in accordance with the terms of the indenture and the Convertible Notes;

(4)            to secure the Convertible Notes;

(5)            to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(6)            to cure any ambiguity, omission, defect or inconsistency in the indenture or the Convertible Notes, including to eliminate any conflict with the terms of the Trust Indenture Act, so long as such action will not materially adversely affect the interests of holders of the Convertible Notes;

(7)            to make any change that does not adversely affect the rights of any holder of the Convertible Notes;

(8)            to increase the conversion rate pursuant to the provisions of “—Conversion Rights—Conversion Rate Adjustments”;

(9)            to provide for a successor trustee;

(10)          to comply with the applicable procedures of the depositary; or

(11)          to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Convertible Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Convertible Notes have become due and payable, whether at the maturity date, any fundamental change purchase date, upon conversion or otherwise, cash or cash and shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding Convertible Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Convertible Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Convertible Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the Convertible Notes and the conversion rate of the Convertible Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Convertible Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Convertible Notes upon the written request of that holder.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

U.S. Bank National Association will be the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture provides that it and the Convertible Notes are governed by, and construed in accordance with, the internal laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

Book-Entry, Settlement and Clearance

The Global Convertible Notes

The Convertible Notes were initially issued in the form of one or more registered Convertible Notes in global form, without interest coupons, which we refer to as the global Convertible Notes. Upon issuance, each of the global Convertible Notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global Convertible Note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•            upon deposit of a global Convertible Note with DTC’s custodian, DTC will credit portions of the principal amount of the global Convertible Note to the accounts of the DTC participants designated by the underwriter; and

•            ownership of beneficial interests in a global Convertible Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global Convertible Note).

Beneficial interests in global Convertible Notes may not be exchanged for Convertible Notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the Convertible Notes in bearer form.

Book-Entry Procedures for the Global Convertible Notes

All interests in the global Convertible Notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Convertible Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriter is responsible for those operations or procedures.

DTC has advised us that it is:

•             a limited purpose trust company organized under the laws of the State of New York;

•             a “banking organization” within the meaning of the New York State banking law;

•             a member of the Federal Reserve System;

•             a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•             a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global Convertible Note, that nominee will be considered the sole owner or holder of the Convertible Notes represented by that global Convertible Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global Convertible Note:

•             will not be entitled to have Convertible Notes represented by the global Convertible Note registered in their names;

•             will not receive or be entitled to receive physical, certificated Convertible Notes; and

•             will not be considered the owners or holders of the Convertible Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global Convertible Note must rely on the procedures of DTC to exercise any rights of a holder of Convertible Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Convertible Notes represented by a global Convertible Note will be made by the trustee to DTC’s nominee as the registered holder of the global Convertible Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global Convertible Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global Convertible Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Convertible Notes

The Convertible Notes in physical, fully- registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related Convertible Notes only if:

•             the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global Convertible Note and we do not appoint another institution to act as depositary within 90 days;

•             we notify the trustee that we wish to terminate that global Convertible Note (or reduce the principal amount of that global Convertible Note) and the beneficial owners of the majority of the principal amount of that global Convertible Note (or of the majority of the principal amount of that global Convertible Note to be reduced) consent to such termination; or

•             an event of default has occurred with regard to the Convertible Notes represented by the relevant global Convertible Note, such event of default has not been cured or waived and a beneficial owner of the global Convertible Note requests that its Convertible Notes be issued in physical, certificated form.

THE 2021 NOTES

General

The 2021 Notes are a single series under the indenture, initially in the aggregate principal amount of $50.0 million.  The 2021 Notes were issued only in fully registered form without coupons, in minimum denominations of

$25.00 and integral multiples of $25.00 in excess thereof.  The 2021 Notes are evidenced by one or more global 2021 Notes in book-entry form, except under the limited circumstances described under “—Certificated 2021 Notes.”

The 2021 Notes are convertible into or exchangeable for shares of our common stock.

Ranking

The 2021 Notes:

•             are our senior unsecured obligations;

•             are not guaranteed by any of our subsidiaries, except to the extent described under “—Limitation on Unsecured Borrowing or Guarantees of Unsecured Borrowings by Subsidiaries”;

•             rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;

•             are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secured such indebtedness; and

•             are structurally subordinated to all existing and future indebtedness, other liabilities (including trade payables) and preferred stock of our subsidiaries that do not guarantee the 2021 Notes and to any of our existing and future indebtedness that may be guaranteed by such subsidiaries to the extent of any such guarantees.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the 2021 Notes or to make any funds available to us for payment on the 2021 Notes, whether by dividends, loans or other payments, except that we intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note (or the 2021 Mirror Note) with terms that are substantially equivalent to the terms of the 2021 Notes.  As a result, the Operating Partnership is obligated to pay us amounts due and payable under the 2021 Mirror Note, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership.  In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations.  As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Additional 2021 Notes

This series may be reopened and we may, from time to time, issue additional 2021 Notes of the same series ranking equally and ratably with the 2021 Notes and with terms identical to the 2021 Notes except with respect to issue date, issue price and accrued interest, if any, without notice to, or the consent of, any of the holders of the 2021 Notes.  The additional 2021 Notes will be equal in rank with the 2021 Notes and carry the same right to receive accrued and unpaid interest on the 2021 Notes, and such additional 2021 Notes will form a single series with the 2021 Notes.

Interest

The 2021 Notes bear interest at a rate of 6.50% per year from, and including, April 27, 2018, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.  Interest is payable quarterly in arrears on January 30, April 30, July 30 and October 30, and of each year, commencing July 30, 2018 to the persons in whose names the 2021 Notes are registered at the close of business on January 15, April 15, July 15, or October 15, as the case may be, immediately before the relevant interest payment date.  All payments are made in U.S. dollars.

Interest payments are made only on a Business Day (as defined below).  If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day.  Payments made on the next

Business Day in this situation will be treated under the indenture as if they were made on the original due date.  Such payment will not result in a Default (as defined below) under the 2021 Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

Accrued and unpaid interest is also payable on the date of maturity or earlier redemption of the 2021 Notes.  Interest on the 2021 Notes are computed on the basis of a 360-day year consisting of twelve 30-day months.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined below).

Maturity

The 2021 Notes will mature on April 30, 2021 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described under “—Optional Redemption of the 2021 Notes” and “—Certain Covenants—Offer to Repurchase Upon a Change of Control Repurchase Event.” The 2021 Notes are not be entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption of the 2021 Notes

We may redeem for cash all or any portion of the 2021 Notes, at our option, on or after April 30, 2019 and before April 30, 2020 at a redemption price equal to 101% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  On or after April 30, 2020, we may redeem for cash all or any portion of the 2021 Notes, at our option, at a redemption price equal to 100% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder’s address appearing in the securities register maintained by the trustee.  In the event we elect to redeem less than all of the 2021 Notes, the particular 2021 Notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Certain Covenants

In addition to the covenants contained in the base indenture, including, among others, the covenants relating to information rights and consolidation, merger and sale of assets, the indenture contains the following covenants.

Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings

We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secures obligations under any of our indebtedness (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the 2021 Notes are equally and ratably secured with the obligations secured by such other lien.

Any lien created for the benefit of the holders pursuant to the preceding paragraph may provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the 2021 Notes.

Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries

We will not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than (1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranks equal in right of payment with the 2021 Mirror Note that was issued to Ready Capital Corporation in connection with the offering of the 2021 Notes, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25 million and (b) 5% of our total stockholders’ equity) or (4) intercompany loans or other indebtedness where the borrower and lender are both our subsidiaries, provided that if a future subsidiary guarantor of the 2021 Notes is the obligor on any such intercompany indebtedness which is owed to a subsidiary which is not a guarantor of the 2021 Notes, the intercompany indebtedness will be expressly subordinated in right of payment to the 2021 Note guarantee, unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness, such subsidiary executes and delivers a supplemental indenture providing for a guarantee of the obligations under 2021 Notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.

We may elect, in our sole discretion, to cause any subsidiary that is not otherwise required to be a guarantor to become a guarantor.  The guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.

A guarantor will be released from its obligations under its guarantee upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the 2021 Notes.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our option to redeem the 2021 Notes as described under “—Optional Redemption of the 2021 Notes,” we will make an offer to each holder to repurchase all or any part (in a minimum principal amount of $25.00 and integral multiples of $25.00 in excess thereof) of that holder’s 2021 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 2021 Notes repurchased plus any accrued and unpaid interest on the 2021 Notes repurchased to, but not including, the date of repurchase.  Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 2021 Notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given.  The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2021 Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2021 Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•             Accept for payment all 2021 Notes or portions of 2021 Notes properly tendered pursuant to our offer;

•             Deposit with the paying agent an amount equal to the aggregate purchase price in respect of all 2021 Notes or portions of 2021 Notes properly tendered; and

•             Deliver or cause to be delivered to the trustee the 2021 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 2021 Notes being purchased by us.

The paying agent will promptly send to each holder of 2021 Notes properly tendered the purchase price for the 2021 Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each holder a new 2021 Note equal in principal amount to any unpurchased portion of any 2021 Notes surrendered;

provided that each new 2021 Note will be in a minimum principal amount of $25.00 and integral multiples of $25.00 in excess thereof.

We will not be required to make an offer to repurchase the 2021 Notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event (and all of the 2021 Notes are redeemed pursuant to such redemption on the related redemption date); or (ii) a third party makes an offer in respect of the 2021 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 2021 Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of 2021 Notes tendered.  Our failure to repurchase the 2021 Notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.  It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the 2021 Notes.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such entity (including without limitation all warrants, options, derivative instruments, or rights of subscription or conversion relating to or affecting Capital Stock), whether outstanding on the issue date of the 2021 Notes or issued thereafter.

“Change of Control Repurchase Event” means (A) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Capital Stock (as defined above) entitling that person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (B) following the closing of any transaction referred to in subsection (A), neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the Nasdaq Stock Market.

Reports

The indenture requires us to file with the trustee, within 15 days after we file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act.  Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Events of Default

The following will be “Events of Default” under the indenture with respect to the 2021 Notes:

•             default in the payment of any principal of or premium, if any, on or redemption price with respect to the 2021 Notes when due;

•             default in the payment of any interest on the 2021 Notes when due and payable, which continues for 30 days;

•             default under the merger covenant contained in the indenture;

•             default in tendering payment for the 2021 Notes upon a Change of Control Repurchase Event, when such payment remains unpaid 60 days after issuance of the requisite notice;

•             default in the performance of any other obligation of the Company contained in the indenture or the 2021 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the 2021 Notes), which continues for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the 2021 Notes;

•             an event of default, as defined in any bond, note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

•             any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 singly, or in the aggregate (excluding any amounts covered by insurance) for all such final judgments or orders against all such persons: (i) shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged and (ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and

•             specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary (as defined below) (each, a “Bankruptcy Event”).

“Significant Subsidiary” means each of our significant subsidiaries, if any, as defined in Rule 1- 02(w) of Regulation S-X under the Securities Act.

Remedies if an Event of Default Occurs

If an Event of Default with respect to the outstanding 2021 Notes occurs and is continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the 2021 Notes may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately.  If an Event of Default involving a Bankruptcy Event shall occur, the principal amount (or specified amount) of accrued and unpaid interest, if any, on all outstanding 2021 Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding 2021 Notes.

At any time after the trustee or the holders of the 2021 Notes have accelerated the repayment of the principal, premium, if any, and all unpaid interest on the 2021 Notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding 2021 Notes may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

The holders of a majority in principal amount of the outstanding 2021 Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 2021 Notes, provided that (i) such direction is not in conflict with any rule of law or the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein.  Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of the 2021 Notes have the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:

•             that holder or holders of not less than 25% in principal amount of the outstanding 2021 Notes have given to the trustee written notice of a continuing Event of Default with respect to the 2021 Notes;

•             such holder or holders have offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;

•             the trustee has not received from the holders of a majority in principal amount of the outstanding 2021 Notes a written direction inconsistent with the request within 60 days; and

•             the trustee fails to institute the proceeding within 60 days.

However, the holder of a 2021 Note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such 2021 Note on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The Registrar and Paying Agent

We initially designated the trustee as the registrar and paying agent for the 2021 Notes.  Payments of interest and principal are made, and the 2021 Notes are transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture.  For 2021 Notes which we issue in book-entry form evidenced by a global security, payments will be made to a nominee of the depository.

No Personal Liability

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 2021 Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the 2021 Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor person thereof.  Each holder, by accepting the 2021 Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2021 Notes.

Governing Law

The indenture and the 2021 Notes are governed by the laws of the State of New York.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable.  We take no responsibility for an accurate portrayal of this information.  In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect.  DTC could change its rules and procedures at any time.

The 2021 Notes are initially be represented by one fully registered global 2021 Notes.  Such global 2021 Note is deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co.  (DTC’s nominee).

So long as DTC or its nominee is the registered owner of the global securities representing the 2021 Notes, DTC or such nominee will be considered the sole owner and holder of the 2021 Notes for all purposes of the 2021 Notes and the indenture.  Except as provided below, owners of beneficial interests in the 2021 Notes are not entitled to have the 2021 Notes registered in their names, will not receive or be entitled to receive physical delivery of the 2021 Notes in definitive form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture.  Accordingly, each person owning a beneficial interest in a 2021 Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.

Unless and until we issue the 2021 Notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated 2021 Notes”:

•             you will not be entitled to receive a certificate representing your interest in the 2021 Notes;

•             all references herein to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•             all references herein to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the 2021 Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC acts as securities depositary for the 2021 Notes.  The 2021 Notes were issued as fully registered 2021 Notes registered in the name of Cede & Co.  DTC is:

•             a limited-purpose trust company organized under the New York Banking Law;

•             a “banking organization” under the New York Banking Law;

•             a member of the Federal Reserve System;

•             a “clearing corporation” under the New York Uniform Commercial Code; and

•             a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC.  DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is owned by a number of its direct participants.  Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of 2021 Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the 2021 Notes on DTC’s records.  The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction.  Transfers of ownership interests in the 2021 Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the 2021 Notes, except as provided under “—Certificated 2021 Notes.”

To facilitate subsequent transfers, all 2021 Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co.  The deposit of 2021 Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the 2021 Notes.  DTC’s records reflect only the identity of the direct participants to whose accounts such 2021 Notes are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent pays interest or principal payments to Cede & Co., as nominee of DTC.  DTC will forward the payment to the direct participants, who then forward the payment to the indirect participants or to you as the beneficial owner.  You may experience some delay in receiving your payments under this system.  Neither we, the trustee, nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the 2021 Notes to owners of beneficial interests in the 2021 Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the 2021 Notes.  Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the 2021 Notes on your behalf.  We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants.  In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the 2021 Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  We also do not supervise these systems in any way.

The trustee does not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants.  DTC has advised us that it will only take action regarding a 2021 Note if one or more of the direct participants to whom the 2021 Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the 2021 Notes as to which that participant or participants has or have given that direction.  DTC can only act on behalf of its direct participants.  Your ability to pledge 2021 Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your 2021 Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the 2021 Notes unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the 2021 Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Certificated 2021 Notes

Unless and until they are exchanged, in whole or in part, for 2021 Notes in definitive form in accordance with the terms of the 2021 Notes, the 2021 Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue the 2021 Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•             we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

•             an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or

•             we, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that 2021 Notes in fully certificated registered form are available through DTC.  DTC will then surrender the global 2021 Note representing the 2021 Notes along with instructions for re-registration.  The trustee will re-issue the 2021 Notes in fully certificated registered form and will recognize the registered holders of the certificated 2021 Notes as holders under the indenture.

Unless and until we issue the 2021 Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the 2021 Notes; (2) all references herein to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references herein to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the 2021 Notes, for distribution to you in accordance with its policies and procedures.

THE 6.20% 2026 NOTES

General

The 6.20% 2026 Notes that we issued on July 22, 2019 in an aggregate principal amount of $57.5 million (the “existing 6.20% 2026 Notes”) and the 6.20% 2026 Notes that we issued on December 2, 2019 and December 13, 2019 in an aggregate principal amount of $46.75 million (the “new 6.20% 2026 Notes” and together with the existing 6.20% 2026 Notes, the “6.20% 2026 Notes”) are a single series under the indenture. The 6.20% 2026 Notes were issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof.  The 6.20% 2026 Notes are evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “—Certificated 6.20% 2026 Notes.”

The 6.20% 2026 Notes are not be convertible into, or exchangeable for, shares of our common stock or any other securities.

Ranking

The 6.20% 2026 Notes:

•	are our senior unsecured obligations;
•	are not guaranteed by any of our subsidiaries, except to the extent described herein under “—Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries”;
•	rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;
•	are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness; and
•	are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.

Unless our subsidiaries are required to guarantee the 6.20% 2026 Notes as described herein under “—Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries,” our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the 6.20% 2026 Notes or to make any funds available to us for payment on the 6.20% 2026 Notes, whether by dividends, loans or other payments, except that we contributed the net proceeds from the offering of the existing 6.20% 2026 Notes to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Existing 6.20% 2026 Mirror Note with terms that are substantially equivalent to the terms of the existing 6.20% 2026 Notes and intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the New 6.20% 2026 Mirror Note with terms that are substantially equivalent to the terms of the new 6.20% 2026 Notes.  As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the 6.20% 2026 Mirror Notes, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership.  In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations.  As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Additional 6.20% 2026 Notes

The series of debt securities of which the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes are a part may be reopened and we may, from time to time, issue additional debt securities, or additional 6.20% 2026 Notes, of the same series ranking equally and ratably with the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes and with terms identical to the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the 6.20% 2026 Notes, provided that if any such additional 6.20% 2026 Notes are not fungible with the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes for U.S. federal income tax purposes, such additional 6.20% 2026 Notes will have separate CUSIP and ISIN numbers from the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes.  The additional 6.20% 2026 Notes will carry the same right to receive accrued and unpaid interest on the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes, and such additional 6.20% 2026 Notes will form a single series of debt securities with the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes.

Interest

    The 6.20% 2026 Notes bear interest at a rate of 6.20% per year.  The existing 6.20% 2026 Notes bear interest from, and including, July 18, 2019, and the new 6.20% 2026 Notes bear interest from, and including, October 30, 2019.  The subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption or repurchase date, as the case may be. Interest on the notes is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, to the persons in whose names the 6.20% 2026 Notes are registered at the close of business on January 15, April 15, July 15, or October 15, as the case may be, immediately before the relevant interest payment date.  All payments are made in U.S. dollars.

Interest payments will be made only on a Business Day.  If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day.  Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date.  Such payment will not result in a Default under the 6.20% 2026 Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

Interest on the 6.20% 2026 Notes is computed on the basis of a 360 day year consisting of twelve 30 day months.

Maturity

The 6.20% 2026 Notes will mature on July 30, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “—Optional Redemption of the 6.20% 2026 Notes” or repurchased by us as described herein under “—Certain Covenants—Offer to Repurchase Upon a Change of Control Repurchase Event.” The 6.20% 2026 Notes are not entitled to the benefits of, or subject to, any sinking fund.

Optional Redemption of the 6.20% 2026 Notes

We may redeem for cash all or any portion of the 6.20% 2026 Notes, at our option, on or after July 30, 2022 and before July 30, 2025, at a redemption price equal to 101% of the principal amount of the 6.20% 2026 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. On or after July 30, 2025 we may redeem for cash all or any portion of the 6.20% 2026 Notes, at our option, at a redemption price equal to 100% of the principal amount of the 6.20% 2026 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.

We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee.  In the event we elect to redeem less than all of the 6.20% 2026 Notes, the particular 6.20% 2026 Notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Certain Covenants

In addition to certain covenants contained in the indenture, including, among others, the covenants described under “—Reports” and “—Consolidation, Merger and Sale of Assets” below, the indenture contains the following covenants.

Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings

We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secures obligations under any indebtedness of Ready Capital Corporation (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the 6.20% 2026 Notes are equally and ratably secured with the obligations secured by such other lien.

Any lien created for the benefit of the holders pursuant to the preceding paragraph may provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the 6.20% 2026 Notes.

Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries

We will not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than (1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranks equal in right of payment with the mirror note issued Ready Capital Corporation in connection with the offering of the 6.20% 2026 Notes, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25 million and (b) 5% of our total stockholders’ equity or (4) intercompany loans or other indebtedness where the borrower and lender are both our subsidiaries, provided that if a future subsidiary guarantor of the 6.20% 2026 Notes is the obligor on any such intercompany indebtedness which is owed to a subsidiary which is not a guarantor of the 6.20% 2026 Notes, the intercompany indebtedness will be expressly subordinated in right of payment to the 6.20% 2026 Note guarantee), unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness, such subsidiary executes and delivers a supplemental indenture providing for a guarantee of the obligations under 6.20% 2026 Notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.

We may elect, in our sole discretion, to cause any subsidiary that is not otherwise required to be a guarantor to become a guarantor.  The guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.

A guarantor will be released from its obligations under its guarantee of the 6.20% 2026 Notes upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the 6.20% 2026 Notes.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the 6.20% 2026 Notes as described under “—Optional Redemption of the 6.20% 2026 Notes,” each holder of 6.20% 2026 Notes will have the right to require that we repurchase all or any part (in a minimum principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s 6.20% 2026 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 6.20% 2026 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below.  Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 6.20% 2026 Notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given.  The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date will be payable to holders at the close of business on the record date for such interest payment date.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 6.20% 2026 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 6.20% 2026 Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all 6.20% 2026 Notes or portions of 6.20% 2026 Notes properly tendered pursuant to our offer;
•	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all 6.20% 2026 Notes or portions of 6.20% 2026 Notes properly tendered; and
•

deliver or cause to be delivered to the trustee the 6.20% 2026 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 6.20% 2026 Notes being repurchased by us and requesting that such 6.20% 2026 Notes be cancelled.

The paying agent will promptly send to each holder of 6.20% 2026 Notes properly tendered the purchase price for the 6.20% 2026 Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder a new 6.20% 2026 Note equal in principal amount to any unrepurchased portion of any 6.20% 2026 Notes surrendered; provided that each new 6.20% 2026 Note will be in a minimum principal amount of $25 and integral multiples of $25 in excess thereof.

We will not be required to make an offer to repurchase the 6.20% 2026 Notes upon a Change of Control Repurchase Event if: (1) we or our successor delivered a notice to redeem the 6.20% 2026 Notes in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party makes an offer in respect of the 6.20% 2026 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 6.20% 2026 Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of 6.20% 2026 Notes tendered.  Our failure to repurchase the 6.20% 2026 Notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the 6.20% 2026 Notes and the indenture; and (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the indenture with respect to the 6.20% 2026 Notes.  Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be released and discharged from our obligations under the 6.20% 2026 Notes and the indenture except in the case of any such lease.

Reports

The indenture requires us to file with the trustee, within 15 days after we file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act.  Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Events of Default

The following are “Events of Default” under the indenture with respect to the 6.20% 2026 Notes:

•	default in the payment of any principal of or premium, if any, on or redemption price with respect to the 6.20% 2026 Notes when due;

•	default in the payment of any interest on the 6.20% 2026 Notes when due and payable, which continues for 30 days;
•	our failure to comply with our obligations under the covenant described above under “—Consolidation, Merger and Sale of Assets”;
•	default in tendering payment for the 6.20% 2026 Notes upon a Change of Control Repurchase Event, when such payment remains unpaid 60 days after issuance of the requisite notice;
•

default in the performance of any other obligation of the Company contained in the indenture or the 6.20% 2026 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for), which continues for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the 6.20% 2026 Notes;

•

an event of default, as defined in any bond, 6.20% 2026 Note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

•

any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons (1) shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged and (2) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and

•	specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary, or, each, a Bankruptcy Event.

Remedies if an Event of Default Occurs

If an Event of Default with respect to the outstanding 6.20% 2026 Notes occurs and is continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the 6.20% 2026 Notes may declare the principal thereof, premium, if any, and accrued and unpaid interest, if any, thereon to be due and payable immediately.  If an Event of Default involving a Bankruptcy Event shall occur, the principal of, and accrued and unpaid interest, if any, on, all outstanding 6.20% 2026 Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding 6.20% 2026 Notes.

At any time after the trustee or the holders of the 6.20% 2026 Notes have accelerated the repayment of the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding 6.20% 2026 Notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding 6.20% 2026 Notes may rescind and annul that acceleration and its consequences, provided that all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

The holders of a majority in principal amount of the outstanding 6.20% 2026 Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 6.20% 2026 Notes, provided that (1) such direction is not in conflict with any rule of law or the indenture, (2) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (3) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein.  Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of the 6.20% 2026 Notes has the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:

•

that holder or holders of not less than 25% in aggregate principal amount of the outstanding 6.20% 2026 Notes have given to the trustee written notice of a continuing Event of Default with respect to the 6.20% 2026 Notes;

•	such holder or holders have offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;
•	the trustee has not received from the holders of a majority in principal amount of the outstanding 6.20% 2026 Notes a written direction inconsistent with the request within 60 days; and
•	the trustee fails to institute the proceeding within 60 days.

However, the holder of a 6.20% 2026 Note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such 6.20% 2026 Note on the respective due dates (or, in the case of redemption or repurchase, on the redemption or repurchase date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

Modification and Amendment

Subject to certain exceptions, we and the trustee may amend the indenture or the 6.20% 2026 Notes, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority in aggregate principal amount of the 6.20% 2026 Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 6.20% 2026 Notes).  However, without the consent of each holder of a then outstanding 6.20% 2026 Note, no amendment may, among other things:

•	reduce the percentage in aggregate principal amount of 6.20% 2026 Notes outstanding necessary to waive any past Default or Event of Default;
•	reduce the rate of interest on any 6.20% 2026 Note or change the time for payment of interest on any 6.20% 2026 Note;
•	reduce the principal of any 6.20% 2026 Note or the amount payable upon redemption of any 2026 Note or change the maturity date of any 6.20% 2026 Note;
•	change the place or currency of payment on any 6.20% 2026 Note;
•

reduce the Change of Control Repurchase Event repurchase price of any 6.20% 2026 Note or amend or modify in any manner adverse to the rights of the holders of the 6.20% 2026 Notes our obligation to pay the Change of Control Repurchase Event repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•

impair the right of any holder to receive payment of principal of and interest, if any, on, its 6.20% 2026 Notes, or to institute suit for the enforcement of any such payment with respect to such holder’s 6.20% 2026 Notes;

•	modify the ranking of the 6.20% 2026 Notes in a manner that is adverse to the rights of the holders of the 6.20% 2026 Notes; or
•

make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions of the indenture if such change is adverse to the rights of the holders of the 6.20% 2026 Notes.

Without the consent of any holder of the 6.20% 2026 Notes, we and the trustee may amend the indenture or the 6.20% 2026 Notes:

•

to conform the terms of the indenture or the 6.20% 2026 Notes to the description thereof in the applicable prospectus supplement, the accompanying prospectus or any terms sheet relating to the 6.20% 2026 Notes;

•	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;
•	to add guarantees with respect to the 6.20% 2026 Notes and to remove guarantees in accordance with the terms of the indenture and the 6.20% 2026 Notes;

•	to secure the 6.20% 2026 Notes;
•

to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us under the indenture or the 6.20% 2026 Notes;

•

to cure any ambiguity, omission, defect or inconsistency in the indenture or the 6.20% 2026 Notes, including to eliminate any conflict with the provisions of the Trust Indenture Act, so long as such action will not materially adversely affect the interests of holders of the 6.20% 2026 Notes;

•	to make any change that does not adversely affect the rights of any holder of the 6.20% 2026 Notes;
•	to provide for a successor trustee;
•	to comply with the applicable procedures of the depositary; or
•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment.  It will be sufficient if such holders approve the substance of the proposed amendment.  After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture (1) by delivering to the trustee for cancellation all outstanding 6.20% 2026 Notes or (2) by irrevocably depositing with the trustee, after the 6.20% 2026 Notes have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, or if the 6.20% 2026 Notes are due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, cash in U.S. dollars in such amount as will be sufficient, Government Obligations (as defined below under “—Defeasance and Covenant Defeasance”) the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay principal of, premium, if any, and interest on the 6.20% 2026 Notes to their stated maturity date or any earlier redemption or maturity date and, in either case, paying all other sums payable under the indenture by us.  Such satisfaction and discharge is subject to terms contained in the indenture and certain provisions of the indenture will survive such satisfaction and discharge.

Defeasance and Covenant Defeasance

The indenture also provides that we may elect either:

•

to defease and be discharged from any and all obligations with respect to the 6.20% 2026 Notes other than the obligations to register the transfer or exchange of the 6.20% 2026 Notes, to replace temporary or mutilated, destroyed, lost or stolen 6.20% 2026 Notes, to maintain an office or agency in respect of the 6.20% 2026 Notes and to hold moneys for payment in trust (“defeasance”); or

•

to be released from our obligations under the covenants described above under “—Certain Covenants,” “—Reports” and “—Consolidation, Merger and Sale of Assets” and certain other covenants in the indenture, and any omission to comply with these obligations shall not constitute an Event of Default with respect to such 6.20% 2026 Notes (“covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, cash in U.S. dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the trustee, to pay the principal of, premium, if any, and interest on the 6.20% 2026 Notes to their stated maturity date or any earlier redemption date.

In connection with any defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the 6.20% 2026 Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities that are:

(1)direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

(2)obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by us from time to time.

The Registrar and Paying Agent

We have initially designated the trustee as the registrar and paying agent for the 6.20% 2026 Notes.  Payments of interest and principal will be made, and the 6.20% 2026 Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture.  For 6.20% 2026 Notes issued in book-entry only form evidenced by a global 6.20% 2026 Note, payments will be made to a nominee of the depository.

No Personal Liability

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 6.20% 2026 Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the 6.20% 2026 Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Manager or of any successor person thereto.  Each holder, by accepting the 6.20% 2026 Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 6.20% 2026 Notes.

Governing Law

The indenture and the 6.20% 2026 Notes are governed by the laws of the State of New York.

Book Entry, Delivery and Form

We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable.  We take no responsibility for the accuracy or completeness of this information.  In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect.  DTC could change its rules and procedures at any time.

The 6.20% 2026 Notes are represented by one or more fully registered global notes.  Each global note representing the 6.20% 2026 Notes will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co.  (DTC’s nominee).

So long as DTC or its nominee is the registered owner of the global 6.20% 2026 Notes representing the 6.20% 2026 Notes, DTC or such nominee will be considered the sole owner and holder of the 6.20% 2026 Notes for all purposes of the 6.20% 2026 Notes and the indenture.  Except as provided below, owners of beneficial interests in the 6.20% 2026 Notes are not be entitled to have the 6.20% 2026 Notes registered in their names, will not receive or be entitled to receive physical delivery of the 6.20% 2026 Notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture.  Accordingly, each person owning a beneficial interest in a 6.20% 2026 Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.

Unless and until we issue the 6.20% 2026 Notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated 6.20% 2026 Notes:”

•	you will not be entitled to receive a certificate representing your interest in the 6.20% 2026 Notes;
•	all references herein to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and
•

all references herein to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the 6.20% 2026 Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

•	DTC acts as securities depositary for the 6.20% 2026 Notes. The new 6.20% 2026 Notes will be issued as fully registered 6.20% 2026 Notes registered in the name of Cede & Co. DTC is:
•	a limited purpose trust company organized under the New York Banking Law;
•	a “banking organization” under the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” under the New York Uniform Commercial Code; and
•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC.  DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is owned by a number of its direct participants.  Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of 6.20% 2026 Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the 6.20% 2026 Notes on DTC’s records.  The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction.  Transfers of ownership interests in the 6.20% 2026 Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the 6.20% 2026 Notes, except as provided under “—Certificated 6.20% 2026 Notes.”

To facilitate subsequent transfers, all 6.20% 2026 Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co.  The deposit of 6.20% 2026 Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the 6.20% 2026 Notes.  DTC’s records reflect only the identity of the direct participants to whose accounts such 6.20% 2026 Notes are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Only Form

Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC.  DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system.  Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the 6.20% 2026 Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the 6.20% 2026 Notes.  Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the 6.20% 2026 Notes on your behalf.  We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants.  In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the 6.20% 2026 Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants.  DTC has advised us that it will only take action regarding a 6.20% 2026 Note if one or more of the direct participants to whom the 6.20% 2026 Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the 6.20% 2026 Notes as to which that participant or participants has or have given that direction.  DTC can only act on behalf of its direct participants.  Your ability to pledge 6.20% 2026 Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your 6.20% 2026 Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the 6.20% 2026 Notes unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the 6.20% 2026 Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If less than all of the 6.20% 2026 Notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such 6.20% 2026 Notes to be redeemed.

A beneficial owner of 6.20% 2026 Notes shall give notice to elect to have its 6.20% 2026 Notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such 6.20% 2026 Notes by causing the direct participant to transfer the participant’s interest in such 6.20% 2026 Notes, on DTC’s records, to the trustee.  The requirement for physical delivery of 6.20% 2026 Notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such 6.20% 2026 Notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such 6.20% 2026 Notes to the trustee’s DTC account.

Certificated 6.20% 2026 Notes

Unless and until they are exchanged, in whole or in part, for 6.20% 2026 Notes in certificated registered form, or certificated 6.20% 2026 Notes, in accordance with the terms of the 6.20% 2026 Notes, global 6.20% 2026 Notes representing the 6.20% 2026 Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue certificated 6.20% 2026 Notes in exchange for global 6.20% 2026 Notes representing the 6.20% 2026 Notes, only if:

•

DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global 6.20% 2026 Notes or ceases to be a clearing agency registered under the under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•	an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or
•	we, at our option, elect to exchange all or part of a global 6.20% 2026 Note for certificated 6.20% 2026 Notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated 6.20% 2026 Notes are available through DTC.  DTC will then surrender the global 6.20% 2026 Notes representing the 6.20% 2026 Notes along with instructions for re-registration.  The trustee will re-issue the 6.20% 2026 Notes in fully certificated registered form and will recognize the holders of the certificated 6.20% 2026 Notes as holders under the indenture.

Unless and until we issue certificated 6.20% 2026 Notes, (1) you will not be entitled to receive a certificate representing your interest in the 6.20% 2026 Notes, (2) all references herein to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (3) all references herein to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the 6.20% 2026 Notes, for distribution to you in accordance with its policies and procedures.

THE 5.76% 2026 NOTES

General

The 5.75% 2026 Notes are a single series under the indenture, initially in the aggregate principal amount of $201,250,000 million.  The 5.75% 2026 Notes were issued only in fully registered form without coupons, in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.  The 5.75% 2026 Notes are evidenced by one or more global 5.75% 2026 Notes in book-entry form, except under the limited circumstances described under “—Certificated 5.75% 2026 Notes.”

The 5.75% 2026 Notes will not be convertible into, or exchangeable for, shares of our common stock or any other securities.

Ranking

The 5.75% 2026 Notes:

•	are our senior unsecured obligations;
•	are not guaranteed by any of our subsidiaries, except to the extent described herein under “—Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries”;
•	rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;
•	are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness; and
•	are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.

Unless our subsidiaries are required to guarantee the 5.75% 2026 Notes as described herein under “ —Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries,” our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the 5.75% 2026 Notes or to make any funds available to us for payment on the 5.75% 2026 Notes, whether by dividends, loans or other payments, except that we contributed the net proceeds from the offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note (or the 5.75% 2026 Mirror Note) with terms that are substantially equivalent to the terms of the 5.75% 2026 Notes. As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the 5.75% 2026 Notes Mirror Note, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Additional Notes

The series of debt securities of which the 5.75% 2026 Notes are a part may be reopened and we may, from time to time, issue additional debt securities of the same series ranking equally and ratably with the 5.75% 2026 Notes and with terms identical to the 5.75% 2026 Notes except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the 5.75% 2026 Notes, provided that if any such additional debt securities are not fungible with the 5.75% 2026 Notes for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the 5.75% 2026 Notes. The additional debt securities will carry the same right to receive accrued and unpaid interest on the 5.75% 2026 Notes, and such additional debt securities will form a single series of debt securities with the 5.75% 2026 Notes.

Interest

The 5.75% 2026 Notes bear interest at a rate of 5.75% per year from, and including, February 10, 2021. The subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption or repurchase date, as the case may be. Interest is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing April 30, 2021, to the persons in whose names the 5.75% 2026 Notes are registered at the close of business on January 15, April 15, July 15 or October 15 as the case may be, immediately before the relevant interest payment date. All payments are made in U.S. dollars.

Interest payments will be made only on a Business Day. If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the 5.75% 2026 Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

Interest on the 5.75% 2026 Notes is computed on the basis of a 360-day year consisting of twelve 30 day months.

Maturity

The 5.75% 2026 Notes will mature on February 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “—Optional Redemption of the Notes” or repurchased by us as described herein under “—Certain Covenants—Offer to Repurchase Upon a Change of Control Repurchase Event.” The 5.75% 2026 Notes are not entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption of the 5.75% 2026 Notes

We may not redeem the 5.75% 2026 Notes prior to February 15, 2023. On or after, February 15, 2023, we may redeem for cash all or any portion of the 5.75% 2026 Notes, at our option, at a redemption price equal to 100% of the principal amount of the 5.75% 2026Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.

We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee.  In the event we elect to redeem less than all of the 5.75% 2026 Notes, the particular 5.75% 2026 Notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Certain Covenants

In addition to certain covenants contained in the indenture, including, among others, the covenants described under “—Reports” and “—Consolidation, Merger and Sale of Assets” below, the indenture contains the following covenants.

Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings

We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secures obligations under any indebtedness of Ready Capital Corporation (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the 5.75% 2026 Notes are equally and ratably secured with the obligations secured by such other lien.

Any lien created for the benefit of the holders pursuant to the preceding paragraph may provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the 5.75% 2026 Notes.

Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries

We will not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than (1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranks equal in right of payment with the mirror note issued Ready Capital Corporation in connection with the offering of the 5.75% 2026 Notes, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25 million and (b) 5% of our total stockholders’ equity or (4) intercompany loans or other indebtedness where the borrower and lender are both our subsidiaries, provided that if a future subsidiary guarantor of the 5.75% 2026 Notes is the obligor on any such intercompany indebtedness which is owed to a subsidiary which is not a guarantor of the 5.75% 2026 Notes, the intercompany indebtedness will be expressly subordinated in right of payment to the 5.75% 2026 Note guarantee), unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness, such subsidiary executes and delivers a supplemental indenture providing for a guarantee of the obligations under 5.75% 2026 Notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.

We may elect, in our sole discretion, to cause any subsidiary that is not otherwise required to be a guarantor to become a guarantor.  The guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.

A guarantor will be released from its obligations under its guarantee of the 5.75% 2026 Notes upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the 5.75%  2026 Notes.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the 5.75% 2026 Notes as described under “—Optional Redemption of the 5.75% 2026 Notes,” each holder of 5.75% 2026 Notes will have the right to require that we repurchase all or any part (in a minimum principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s 5.75% 2026 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 5.75% 2026 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below.  Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 5.75% 2026 Notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given.  The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date will be payable to holders at the close of business on the record date for such interest payment date.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 5.75% 2026 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 5.75% 2026 Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all 5.75% 2026 Notes or portions of 5.75% 2026 Notes properly tendered pursuant to our offer;
•	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all 5.75% 2026 Notes or portions of 5.75% 2026 Notes properly tendered; and
•

deliver or cause to be delivered to the trustee the 5.75% 2026 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 5.75% 2026 Notes being repurchased by us and requesting that such 5.75% 2026 Notes be cancelled.

The paying agent will promptly send to each holder of 5.75% % 2026 Notes properly tendered the purchase price for the 5.75% 2026 Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder a new 5.75% 2026 Note equal in principal amount to any unrepurchased portion of any 5.75% 2026 Notes surrendered; provided that each new 5.75% 2026 Note will be in a minimum principal amount of $25 and integral multiples of $25 in excess thereof.

We will not be required to make an offer to repurchase the 5.75% 2026 Notes upon a Change of Control Repurchase Event if: (1) we or our successor delivered a notice to redeem the 5.75% 2026 Notes in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party makes an offer in respect of the 5.75% 2026 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 5.75% 2026 Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of 5.75% 2026 Notes tendered.  Our failure to repurchase the 5.75%  2026 Notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the 5.75% 2026 Notes and the indenture; and (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the indenture with respect to the 5.75% 2026 Notes.  Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be released and discharged from our obligations under the 5.75% 2026 Notes and the indenture except in the case of any such lease.

Reports

The indenture requires us to file with the trustee, within 15 days after we file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act.  Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Events of Default

The following are “Events of Default” under the indenture with respect to the 5.75% 2026 Notes:

•	default in the payment of any principal of or premium, if any, on or redemption price with respect to the 5.75% 2026 Notes when due;
•	default in the payment of any interest on the 5.75% 2026 Notes when due and payable, which continues for 30 days;
•	our failure to comply with our obligations under the covenant described above under “—Consolidation, Merger and Sale of Assets”;
•	default in tendering payment for the 5.75% 2026 Notes upon a Change of Control Repurchase Event, when such payment remains unpaid 60 days after issuance of the requisite notice;
•

default in the performance of any other obligation of the Company contained in the indenture or the 5.75% 2026 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for), which continues for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the 5.75% 2026 Notes;

•

an event of default, as defined in any bond, 5.75% 2026 Note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

•

any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons (1) shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged and (2) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and

•	specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary, or, each, a Bankruptcy Event.

Remedies if an Event of Default Occurs

If an Event of Default with respect to the outstanding 5.75%  2026 Notes occurs and is continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the 5.75% 2026 Notes may declare the principal thereof, premium, if any, and accrued and unpaid interest, if any, thereon to be due and payable immediately.  If an Event of Default involving a Bankruptcy Event shall occur, the principal of, and accrued and unpaid interest, if any, on, all outstanding 5.75% 2026 Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding 5.75% 2026 Notes.

At any time after the trustee or the holders of the 5.75% 2026 Notes have accelerated the repayment of the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding 5.75% 2026 Notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding 5.75% 2026 Notes may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

The holders of a majority in principal amount of the outstanding 5.75%  2026 Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 5.75% 2026 Notes, provided that (1) such direction is not in conflict with any rule of law or the indenture, (2) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (3) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein.  Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of the 5.75% 2026 Notes has the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:

•

that holder or holders of not less than 25% in aggregate principal amount of the outstanding 5.75% 2026 Notes have given to the trustee written notice of a continuing Event of Default with respect to the 5.75% 2026 Notes;

•	such holder or holders have offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;
•	the trustee has not received from the holders of a majority in principal amount of the outstanding 5.75% 2026 Notes a written direction inconsistent with the request within 60 days; and
•	the trustee fails to institute the proceeding within 60 days.

However, the holder of a 5.75% 2026 Note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such 5.75% 2026 Note on the respective due dates (or, in the case of redemption or repurchase, on the redemption or repurchase date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

Modification and Amendment

Subject to certain exceptions, we and the trustee may amend the indenture or the 5.75% 2026 Notes, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority in aggregate principal amount of the 5.75% 2026 Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 5.75% 2026 Notes).  However, without the consent of each holder of a then outstanding 2026 Note, no amendment may, among other things:

•	reduce the percentage in aggregate principal amount of 5.75% 2026 Notes outstanding necessary to waive any past Default or Event of Default;
•	reduce the rate of interest on any 2026 Note or change the time for payment of interest on any 5.75% 2026 Note;
•	reduce the principal of any 5.75% 2026 Note or the amount payable upon redemption of any 5.75% 2026 Note or change the maturity date of any 5.75% 2026 Note;
•	change the place or currency of payment on any 5.75% 2026 Note;
•

reduce the Change of Control Repurchase Event repurchase price of any 5.75% 2026 Note or amend or modify in any manner adverse to the rights of the holders of the 5.75% 2026 Notes our obligation to pay the Change of Control Repurchase Event repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•

impair the right of any holder to receive payment of principal of and interest, if any, on, its 5.75% 2026 Notes, or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s 5.75% 2026 Notes;

•	modify the ranking of the 5.75% 2026 Notes in a manner that is adverse to the rights of the holders of the 5.75% 2026 Notes; or
•

make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions of the indenture if such change is adverse to the rights of the holders of the 5.75% 2026 Notes.

Without the consent of any holder of the 5.75% 2026 Notes, we and the trustee may amend the indenture or the 5.75% 2026 Notes:

•

to conform the terms of the indenture or the 5.75% 2026 Notes to the description thereof in the applicable prospectus supplement, the accompanying prospectus or any terms sheet relating to the 5.75% 2026 Notes;

•	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;
•	to add guarantees with respect to the 5.75% 2026 Notes and to remove guarantees in accordance with the terms of the indenture and the 5.75% 2026 Notes;
•	to secure the 5.75% 2026 Notes;
•

to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us under the indenture or the 5.75% 2026 Notes;

•

to cure any ambiguity, omission, defect or inconsistency in the indenture or the 5.75% 2026 Notes, including to eliminate any conflict with the provisions of the Trust Indenture Act, so long as such action will not materially adversely affect the interests of holders of the 5.75% 2026 Notes;

•	to make any change that does not adversely affect the rights of any holder of the 5.75% 2026 Notes;
•	to provide for a successor trustee;
•	to comply with the applicable procedures of the depositary; or
•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment.  It will be sufficient if such holders approve the substance of the proposed amendment.  After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture (1) by delivering to the trustee for cancellation all outstanding 5.75% 2026 Notes or (2) by irrevocably depositing with the trustee, after the 5.75% 2026 Notes have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, or if the 5.75% 2026 Notes are due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, cash in U.S. dollars in such amount as will be sufficient, Government Obligations (as defined below under “—Defeasance and Covenant Defeasance”) the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay principal of, premium, if any, and interest on the 5.75% 2026 Notes to their stated maturity date or any earlier redemption or maturity date and, in either case, paying all other sums payable under the indenture by us.  Such satisfaction and discharge is subject to terms contained in the indenture and certain provisions of the indenture will survive such satisfaction and discharge.

Defeasance and Covenant Defeasance

The indenture also provides that we may elect either:

•

to defease and be discharged from any and all obligations with respect to the 5.75% 2026 Notes other than the obligations to register the transfer or exchange of the 5.75% 2026 Notes, to replace temporary or mutilated, destroyed, lost or stolen 5.75% 2026 Notes, to maintain an office or agency in respect of the 5.75% 2026 Notes and to hold moneys for payment in trust (“defeasance”); or

•

to be released from our obligations under the covenants described above under “—Certain Covenants,” “—Reports” and “—Consolidation, Merger and Sale of Assets” and certain other covenants in the indenture, and any omission to comply with these obligations shall not constitute an Event of Default with respect to such 5.75% 2026 Notes (“covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, cash in U.S. dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the trustee, to pay the principal of, premium, if any, and interest on the 5.75% 2026 Notes to their stated maturity date or any earlier redemption date.

In connection with any defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the 5.75% 2026 Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities that are:

(1)direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

(2)obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by us from time to time.

The Registrar and Paying Agent

We have initially designated the trustee as the registrar and paying agent for the 5.75% 2026 Notes.  Payments of interest and principal will be made, and the 5.75% 2026 Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture.  For 5.75% 2026 Notes issued in book-entry only form evidenced by a global 5.75% 2026 Note, payments will be made to a nominee of the depository.

No Personal Liability

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 5.75% 2026 Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the 5.75% 2026 Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Manager or of any successor person thereto.  Each holder, by accepting the 5.75% 2026 Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 5.75% 2026 Notes.

Governing Law

The indenture and the 5.75% 2026 Notes are governed by the laws of the State of New York.

Book Entry, Delivery and Form

We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable.  We take no responsibility for the accuracy or completeness of this information.  In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect.  DTC could change its rules and procedures at any time.

The 5.75% 2026 Notes are represented by one or more fully registered global notes.  Each global note representing the 5.75% 2026 Notes will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co.  (DTC’s nominee).

So long as DTC or its nominee is the registered owner of the global 5.75% 2026 Notes representing the 5.75% 2026 Notes, DTC or such nominee will be considered the sole owner and holder of the 5.75% 2026 Notes for all purposes of the 5.75% 2026 Notes and the indenture.  Except as provided below, owners of beneficial interests in the 5.75% 2026 Notes are not be entitled to have the 5.75% 2026 Notes registered in their names, will not receive or be entitled to receive physical delivery of the 5.75% 2026 Notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture.  Accordingly, each person owning a beneficial interest in a 5.75% 2026 Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.

Unless and until we issue the 5.75% 2026 Notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated 5.75% 2026 Notes:”

•	you will not be entitled to receive a certificate representing your interest in the 5.75% 2026 Notes;
•	all references herein to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and
•

all references herein to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the 5.75% 2026 Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

•	DTC acts as securities depositary for the 5.75% 2026 Notes. The 5.75% 2026 Notes will be issued as fully registered 5.75% 2026 Notes registered in the name of Cede & Co. DTC is:
•	a limited purpose trust company organized under the New York Banking Law;
•	a “banking organization” under the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” under the New York Uniform Commercial Code; and
•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC.  DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is owned by a number of its direct participants.  Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of 5.75% 2026 Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the 5.75% 2026 Notes on DTC’s records.  The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction.  Transfers of ownership interests in the 5.75% 2026 Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the 5.75% 2026 Notes, except as provided under “—Certificated 5.75% 2026 Notes.”

To facilitate subsequent transfers, all 5.75% 2026 Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co.  The deposit of 5.75% 2026 Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the 5.75% 2026 Notes.  DTC’s records reflect only the identity of the direct participants to whose accounts such 5.75% 2026 Notes are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Only Form

Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC.  DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system.  Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the 5.75% 2026 Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the 5.75% 2026 Notes.  Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the 5.75% 2026 Notes on your behalf.  We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants.  In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the 5.75% 2026 Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants.  DTC has advised us that it will only take action regarding a 2026 Note if one or more of the direct participants to whom the 2026 Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the 5.75% 2026 Notes as to which that participant or participants has or have given that direction.  DTC can only act on behalf of its direct participants.  Your ability to pledge 5.75% 2026 Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your 5.75% 2026 Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the 5.75% 2026 Notes unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the 5.75% 2026 Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If less than all of the 5.75% 2026 Notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such 5.75% 2026 Notes to be redeemed.

A beneficial owner of 5.75% 2026 Notes shall give notice to elect to have its 5.75% 2026 Notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such 5.75% 2026 Notes by causing the direct participant to transfer the participant’s interest in such 5.75% 2026 Notes, on DTC’s records, to the trustee.  The requirement for physical delivery of 5.75% 2026 Notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such 5.75% 2026 Notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such 5.75% 2026 Notes to the trustee’s DTC account.

Certificated 5.75% 2026 Notes

Unless and until they are exchanged, in whole or in part, for 5.75% 2026 Notes in certificated registered form, or certificated 5.75% 2026 Notes, in accordance with the terms of the 5.75% 2026 Notes, global 5.75% 2026 Notes representing the 5.75% 2026 Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue certificated 5.75% 2026 Notes in exchange for global 5.75% 2026 Notes representing the 5.75% 2026 Notes, only if:

•

DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global 5.75% 2026 Notes or ceases to be a clearing agency registered under the under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•	an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or
•	we, at our option, elect to exchange all or part of a global 5.75% 2026 Note for certificated 5.75% 2026 Notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated 5.75% 2026 Notes are available through DTC.  DTC will then surrender the global 5.75% 2026 Notes representing the 5.75% 2026 Notes along with instructions for re-registration.  The trustee will re-issue the 5.75% 2026 Notes in fully certificated registered form and will recognize the holders of the certificated 5.75% 2026 Notes as holders under the indenture.

Unless and until we issue certificated 5.75% 2026 Notes, (1) you will not be entitled to receive a certificate representing your interest in the 5.75% 2026 Notes, (2) all references herein to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (3) all references herein to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the 5.75% 2026 Notes, for distribution to you in accordance with its policies and procedures.